Exhibit 99.2
Transcript
Transcript of
Hanover Capital Mortgage (HCM)
First Quarter Earnings Results Conference Call
May 16, 2008
Participants
John Burchett, President and CEO
Presentation
Operator
Greetings, and welcome to the Hanover Capital Mortgage First Quarter Earnings Results Conference Call. At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star-zero on your telephone keypad. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Mr. John Burchett, President and CEO for Hanover Capital Mortgage. Thank you, Mr. Burchett. You may begin.
John Burchett — Hanover Capital Mortgage — President and CEO
Thank you, Jay. Before I begin the call, I want to remind everyone of our standard disclaimers about forward-looking statements that are set forth both in today’s earnings release and in our Form 10-Q for the quarter ended 3/31 that was filed yesterday with the SEC. I’d like to welcome everybody and thank you for being on the call. We continue to operate in a challenging market. The values on our securities that we hold in our portfolio are uncertain. Bonds of our type are not trading at all, or, if at all, by appointment, and financial firms of all type have trouble raising capital or financing. Particularly, the financing markets are still very tight and mostly closed. That being said, our loss for the quarter was a result of—primarily the result of a write-down on the value of our subordinate mortgage-back securities, which has been evident over the last three quarters in terms of the write-downs. And as we continue to look for market values and ways to value the portfolio, it’s a very complex and trying process to get to come up with a value. Obviously, we came up with a value that we think is the best value at the point in time that—of 3/31. The portfolio itself, we’ve included a table in our press release, and it’s also detailed in the 10-Q. Our delinquencies are up somewhat. However, our current loans under the underlying portfolio are still 98.14 percent of our total loans, and the performance continues to be relatively good compared with both ALT-A and sub-prime loans, where the delinquencies numbers are multiples higher than what we see in our portfolio. In the first quarter, we had losses of approximately $2.3 million on the portfolio, but we continue to work with our surveillance group here to look for ways to recover some of these losses or look for ways to mediate the losses. Over the past year or so, we’ve had [unintelligible], probably six months or so, we’ve had a number of loans that we’ve been able to get repurchased out of our pools, which has saved us up to about $2 million in losses. So, we continue to do that, and we continue to expand ways that we can find and get information and have the right to put back loans where they didn’t meet the reps and warranties under the documentations that these securities were originated at. So, we’re working very, very hard on that, on the surveillance side to get that done. The accounting for this, as I mentioned, is very complex, and we’ve expanded our disclosures and what we have in there. We talked both about the impact of the loss, but the fact that if we were to, in August, not redeem our securities from our financing that we put on in August of last year, that we would have a significant gain that would offset the loss that’s taken in this quarter as a result of the book value or carrying value of those loans being less than the debt amount on our balance sheet as our liability. So, we made that disclosure in there. And the other disclosure we put in is a fair market—balance sheet based on fair market, our estimate of fair market values of all our assets and liabilities, and that gives a clear indication of more on the economic side of what our balance sheet looks like when we look at all assets on fair value. We can answer questions on that, but I think that expands the disclosure and lets people see a little bit more, in terms of what’s going on. Again, back to our portfolio. While we have it marked at a very low value, the ultimate value of that portfolio is, I would say, uncertain at any point. Clearly, delinquencies are lower than other mortgages in the ALT-A and sub-prime world, and clearly, when we have these marked at such a significant discount, the speed of pre-payments on these underlying mortgages that underlie the securities are of vast importance of what the returns look like over time. A good portion of our loans are hybrid ARMs, and they tend to have speed pick-ups. In the past hybrid ARMs tend to have pick-ups around the time the loans roll into a new rate whether the rate is above or below the current. But, when it comes into a—off a fixed period into a variable period, it tends to be high speed. So, that could be a positive impact on the portfolio as we go forward. Our main other objective, other than surveillance and trying to protect our portfolio, is looking for new capital. We’re encouraged in the sense that there’s a lot of investment funds that have made announcements that they’re interested in being in this market. It’s clear that there are a number of good opportunities to invest in this market at the levels that assets—with credit assets on the mortgage side can be purchased, and so we’re encouraged by that fact. We have had conversations with a number of investors, and we continue to move forward with that. And that’s our secondary—second goal that—both of them are primary. One is protecting the portfolio, and the second is finding capital so we can move forward. With that, I’ll open it up for questions, if anybody has any thoughts.

Operator
Thank you. We will now be conducting a question and answer session. If you would like to ask a question, please press star-one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star-two, if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. Again, please press star-one on your telephone keypad, if you’d like to ask a question. One moment, please, while we poll for questions. Again, if you would like to ask a question, please press star-one on your telephone keypad. A confirmation tone will indicate your line is in the question cue. You may press star-two, if you would like to remove your question from the cue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star key. One moment, please, while we poll for questions. Thank you. Our first question comes from the line of Howard Amster, private investor. Please proceed with your question.
Howard Amster — Private Investor
Hi, John. I just wanted to ask you a question. With the August date coming up with Ramius, could you give us an idea of how that may work through?
John Burchett — Hanover Capital Mortgage — President and CEO
Well, Howard, basically there are really, at this point two possibilities. One is that we do a capital raise and have capital to be able to discuss retrieving that portfolio from Ramius. And the second would be that we didn’t get a capital raise at that time, and, at that time, the portfolio would go over to Ramius. There’s no recourse on that portfolio. And as I mentioned before, it would—from an accounting point of view, it would generate a significant gain as a result—if—as of today it would significantly gain, in fact, if the assets are marked well below the liability mark on the balance sheet.
Howard Amster — Private Investor
Yeah.
Operator
Thank you. Again, if you would like to ask a question, please press star-one on your telephone keypad. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions. Thank you, Mr. Burchett. There are no further questions at this time. I would like to turn the floor back over to you for closing comments.
John Burchett — Hanover Capital Mortgage — President and CEO
Okay. Thank you, Jay. I thank everybody for being on the call. Obviously only a few questions, but, if anybody has any questions, feel free to contact me directly. And to the extent that we can provide, you know, public information, we’d be happy to clarify anything we can do. Thanks again. Good-bye.
Operator
This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.